FIRST AMENDMENT TO THE AGREEMENT OF LIMITED PARTNERSHIP
                   OF MURFREESBORO VILLAS LIMITED PARTNERSHIP


         This First Amendment to the Agreement of Limited Partnership of Murfreesboro Villas Limited Partnership, an Arkansas limited partnership (the "First Amendment") is being entered into as of the date written below by and between Murfreesboro Industrial Development Corporation by and through its president as the general partner (the "General Partner"), WNC Housing Tax Credit Fund VI, L.P. Series 5, a California limited partnership as the limited partner (the "Limited Partner"), and Landau, an Arkansas corporation as the withdrawing limited partner (the "Landau"). The General Partner, Limited Partner and Landau may collectively be referred to as the Partners or may individually be referred to as a Partner.


                                    RECITALS


         WHEREAS, on April 18, 1997, a Limited Partnership Agreement was entered into by and between the City of Murfreesboro by and through its mayor as the general partner and Clarence Anthony as the limited partner (the "Original Partnership Agreement"). The Original Partnership Agreement was filed with the Arkansas Secretary of State on _______________.

         WHEREAS, on July 29, 1997, an Agreement of Limited Partnership was entered into by and between the Murfreesboro Industrial Development Corporation, by and through its president as the general partner and Landau, an Arkansas corporation, as the limited partner (the "Second Agreement"). The Second Agreement was filed with the Arkansas Secretary of State on ____________.

         NOW THEREFORE, in consideration of the foregoing Recitals, which are a part of this First Amendment, and the mutual promises, covenants and undertakings herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners do hereby agree to amend, in part, the Second Agreement as follows:

Withdrawal of Landau

Effective as of the date of this First Amendment, Landau has withdrawn from Murfreesboro Villas Limited Partnership (the "Partnership") and WNC Housing Tax Credit Fund VI, L.P., Series 5 has succeeded Landau as the sole limited partner of the Partnership. Any reference to Landau or Limited Partner in the Amended and Restated Partnership Agreement shall hereinafter refer to as WNC Housing Tax Credit Fund VI, L.P., Series 5. Landau acknowledges that it has no further interest in the Partnership as of the date of this First Amendment, and has released all claims, if any, against the Partnership arising out of its participation as a partner. Landau shall be, and shall remain, liable for all obligations and liabilities incurred as a partner prior to the effective date of such event to the extent the time for performance thereof has accrued by such date, but shall otherwise be free of any obligation or liability incurred as a partner.

Section 4.01 (hh) shall be amended in its entirety as follows:

         1. During operations the Insurance shall include business interruption coverage covering actual sustained loss for 12 months, worker's compensation, hazard coverage (including but not limited to fire, or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deducting for depreciation) and general liability coverage against liability claims for bodily injury or property damage in the minimum amount of $1,000,000 per occurrence and an aggregate of $2,000,000.

         2. All liability coverage shall include an umbrella liability coverage in a minimum amount of $4,000,000 per occurrence and an aggregate of $4,000,000.

         3. All insurance polices shall name the Partnership as the named insured and the Limited Partner as an additional insured, and WNC & Associates, Inc. as the certificate holder.

         4. All insurance policies shall include a provision to notify the insured prior to cancellation.

         5. Hazard coverage must include inflation and building or ordinance endorsements.

         6. The General Partner shall maintain a reserve required by RHDS, and these funds are to be deposited with the Limited Partner.

         7. The General Partner shall operate the Apartment Development in the ordinary course of business and in such manner that the Apartment Development will be eligible to receive a Tax Credit as provided herein and remain in compliance with respect to 100% of the units in the Apartment Development.

         8. The General Partner shall enter into an extended use restriction agreement with the State Agency, cause the same to be recorded and comply with the Partnership's obligations thereunder,

         9. The General Partner shall pay a Reporting Fee of $500.00 per annum to the Limited Partner due on the day the Limited Partner receives the annual partnership reports (K-1, Income Statement, Balance Sheet).

         The Partnership shall be continued pursuant to the Act and on the same terms and conditions as set forth in the Second Amended and Restated Partnership Agreement amended only as specifically set forth herein.

         IN WITNESS WHEREOF, this First Amendment to the Agreement of Limited Partnership of Murfreesboro Villas Limited Partnership, an Arkansas limited partnership, is made and entered into as of April 10, 1998.

GENERAL PARTNER

Murfreesboro Industrial Development Corporation


By:      __________________________________

         Its President

WITHDRAWING LIMITED PARTNER

Landau, an Arkansas corporation,
Withdrawing Limited Partner


By:      ________________________
         Chris M. Wewers,
         Its Authorized Agent

LIMITED PARTNER

WNC Housing Tax Credit Fund VI, L.P., Series 5

By:      WNC & Associates, Inc.,
         General Partner


         By:      ____________________
                  David N. Shafer
                  Senior Vice President